VISION L. P.

INDEPENDENT INTRODUCING BROKER'S AGREEMENT

This Agreement, made this 17th day of JUNE, 2005, between VISION L. P. ("FCM"), an Illinois Limited Partnership, having its principal place of business at One Whitehall Street, Suite 1500, New York, New York 10004, and **Mercer Capital** ______________("IB") (corporation, partnership, or sole proprietorship; state of origin), having its principal place of business at **1200 N. Federal Hwy. #315 Boca Raton, FL 33432.**

WHEREAS, IB desires to introduce accounts on behalf of its Customers to FCM and to obtain from FCM clearing, execution, and other CFTC-mandated FCM services related to the purchase or sale of futures contracts and options on futures contracts ("futures contracts").

WHEREAS, FCM desires to extend the foregoing services to IB on the terms set forth herein.

NOW, THEREFORE, for and in consideration of the promises and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

1. IB will solicit commodity trading accounts. FCM will execute and clear trades for such accounts in accordance with the terms and conditions set forth herein. Nothing in this Agreement shall be construed to require an exclusive agreement between the FCM and IB. The IB may introduce accounts to other futures commission merchants and is not under any obligation to introduce any or all its accounts to FCM.

2. All of IB's orders for the purchase and sale of futures contracts shall be executed and cleared by FCM on a fully disclosed basis, in accordance with the Commodity Exchange Act ("Act"), applicable laws, the rules and regulations of the Commodity Futures Trading Commission ("CFTC"), and the constitution, by-laws, rules, and regulations of each

All references to IB shall be defined as Futures Commission Merchant.

contract market, clearing organization, and other self-regulatory organization of which FCM may be a member.

3. (a) IB agrees to fully indemnify and hold harmless FCM and its general and limited partners, directors, officers, and employees from and against all manner of claims, demands, proceedings, suits, or actions, and for any costs, expenses, liabilities, or damages (including reasonable attorneys' fees) relating to (i) FCM's compliance with any instruction or order received from IB and/or customers; or (ii) IB's failure to perform its obligations hereunder or under any other agreement with FCM; or (iii) the institution of a claim, suit, action, arbitration, or other proceeding against FCM by a customer of IB or by the CFTC or any other governmental or self-regulatory organization relating to this Agreement or any account or customer of IB or the actions of IB in handling a customer's account.

(b) If a claim is made by any of IB's customers or a claim or proceeding is brought by the CFTC or any other governmental or self-regulatory organization involving IB's activities or customers, the parties shall cooperate in determining whether IB or FCM, or both, are liable for such claims and liabilities and shall cooperate in the defense thereof.

(c) IB shall be responsible for all debit balances in accounts introduced by IB. Such debits shall be charged to and paid by IB. FCM may charge such debits against any and all commissions or other payments otherwise payable by FCM to IB by withholding such commissions or other payments. FCM may also withhold any monies belonging to IB or the principals of IB including but not limited to trading account balances.

4. IB represents, warrants, and agrees that during the term of this Agreement it shall be, at all times, in full compliance with the Act, the regulations promulgated thereunder by the CFTC, the by-laws and rules of the National Futures Association ("NFA"), and the constitution, by-laws, rules, and regulations of all contract markets and clearing organizations to which IB is subject. IB shall diligently supervise and monitor the acts of all of its employees for the purpose of ensuring compliance with all regulatory requirements. IB will maintain compliance and supervisory procedures which are adequate to assure compliance by IB and its associated persons and employees with all laws and self-regulatory organization rules and regulations to which IB is subject.

5. IB shall cause a prospective customer desiring to open a commodity futures trading account to execute a Customer Application including the appropriate Risk Disclosure Documents and shall immediately cause executed copies of such Application to be forwarded to FCM for its approval. The IB shall be free to produce its own Customer Application rather than using the Customer Application drafted by the FCM; however, all customers shall execute the form "Introduced Accounts" attached hereto as Form 5 (Page 14 in 'Blue Vision Account Booklet'). IB shall be responsible for obtaining and verifying new account information. FCM shall not be responsible for verifying the information and instructions provided to FCM by IB or by customers. IB shall photocopy all such documents before sending them to FCM and shall retain photocopies as part of IB's records. The FCM will keep all original copies.

6. IB shall bill its customers at such commission rates as IB shall in its sole discretion determine. FCM will execute and clear all trades introduced by IB on all U.S. exchanges and selected foreign exchanges. FCM will be paid a fee by IB reasonably related to its costs of executing and clearing trades as set forth in Schedule A. At the direction of IB, FCM will collect commissions and various fees paid on transactions executed and cleared

for IB's customers and will pay them to IB monthly after deducting amounts owed to FCM under this Agreement. Nothing in this Agreement shall be construed to be "commission-splitting" between IB and FCM.

7. IB shall cause checks, drafts, wire transfers of funds, and any other form of payments by customers for margin calls, deposits, or other purposes to be made payable "To the Order of FCM" as required under the CEA. Pursuant to the Act, the following responsibilities can only be handled by the FCM: FCM will hold cash, securities, and other property received from or on behalf of IB's customers in segregation in accordance with the Act and the regulations of the CFTC. FCM will also perform all cashiering functions for IB's customer accounts, including, without limitation, receipt and delivery of warehouse receipts or commodities and making and receiving payments for futures or options contract transactions.

8. FCM shall determine the amount of margin required by FCM for each commodity futures trading account. On the day that FCM determines that an account is undermargined, it shall notify IB that such account is undermargined. IB, upon being notified that a customer's account is undermargined, shall promptly telephone or otherwise notify the customer of the amount of the deficiency and inform customer that such deficiency must be immediately corrected. In the event that a margin call is not met by the end of the next business day by a customer, FCM may liquidate the account consistent with its rights and obligations under the Customer Agreement. FCM may refuse an order for any account which is subject to an outstanding margin call.

9. IB shall promptly inform FCM of any customer complaint and IB's response thereto, and of any arbitration, lawsuit, reparation, or other proceedings involving any account introduced by IB that names the FCM. Furthermore, the IB shall copy FCM on all

correspondence sent to or received by the IB from the CFTC, NFA, various exchanges, or any other regulatory or self-regulatory organization.

10. The parties agree and hereby affirm that, nothing herein shall create an employer-employee, principal-agent, or central office-branch office relationship between the parties, and the sole intent underlying this Agreement and only effect thereof shall be to create an independent contractor relationship with the sole obligation and responsibility of FCM hereunder being execution and clearing of commodity futures trades which IB shall communicate to FCM. IB shall pay all wages and salaries and shall actively supervise its employees and APs to ensure compliance with all applicable commodities laws and regulations to which IB is subject. IB shall be liable for and shall pay expenses and all federal, state, and local taxes and contributions imposed and required under unemployment compensation, social security, and income tax laws with respect to IB, its employees and APs arising out of performance of this Agreement. All sales supervision of AP of the IB shall be the sole responsibility of the IB. The FCM will not make any trade recommendations to customers of IB. If asked, the IB shall describe the relationship between the FCM and IB as an independent business relationship only and not as affiliated companies or agents. FCM's employees will not communicate with any prospective client of the IB.

11. All order entries will be by telephone using FCM's special line for orders or using one of Vision's approved online platforms. Such telephone conversations may be recorded. Any errors resulting in a loss to a customer which are attributable to IB shall be paid by IB. Any errors which are attributable to FCM shall be paid by FCM. As to any errors for which it is impossible to determine who is at fault, the loss shall be borne equally by FCM and IB.

12. IB shall maintain an appropriate office and staff of employees, the expenses for which shall be paid by IB.

13. IB will not use the name VISION L.P. without the written consent of FCM. IB shall not hold itself out as an agent of FCM or any of the subsidiaries or companies controlled directly or indirectly by or affiliated with FCM. Should IB in any way attempt to hold itself out as, advertise, or in any way represent that it is the agent of FCM, FCM shall have the right but not the obligation to terminate this Agreement and IB shall be liable for any loss, liability, damage, cost, or expense (including but not limited to legal fees and expenses) sustained or incurred by FCM as a result of such actions, omissions, or representations of agency or apparent authority to act as agent of FCM.

14. Before IB shall accept an application for the account of a foreign broker, customers of a foreign broker, or foreign trader, IB shall review such account with FCM for the purpose of complying with Regulation 15.05 of the CFTC entitled DESIGNATION OF A FUTURES COMMISSION MERCHANT OR INTRODUCING BROKER TO BE THE AGENT OF FOREIGN BROKERS, CUSTOMERS OF A FOREIGN BROKER, AND FOREIGN TRADERS.

15. (a) FCM will exercise reasonable care to prevent access to information regarding IB or its customers by unauthorized persons and will keep confidential any information it acquires concerning the business and customers of IB. Notwithstanding the foregoing, FCM shall be held harmless for complying with any request for information or documents by the CFTC, NFA, the Securities and Exchange Commission ("SEC"), the Department of Justice, any contract market or other self-regulatory organization, or pursuant to any court order or other legal process which FCM reasonably believes to be valid and enforceable.

(b) IB will keep confidential any information it acquires concerning the business and customers of FCM. Notwithstanding the foregoing, IB shall be held harmless for complying with any request for information or documents by the CFTC, NFA, SEC, the Justice Department, any contract market, or other self-regulatory organization, or pursuant to any court order or other legal process which IB believes to be valid and enforceable.

16. Upon signing this Agreement or at any other time requested by FCM, IB will deposit with FCM (as dictated in Schedule A) an amount that the FCM in its sole discretion believes will secure IB's performance of its obligations under the Agreement. IB hereby grants FCM the senior security interest in these funds with all the rights provided by law therein upon any breach of this Agreement. These funds may be invested in short-term U.S. government obligations selected by and for the benefit of FCM. Upon termination of this Agreement, the FCM will deduct from the amount then held on deposit the amounts then owed the FCM under this Agreement and any amount the FCM considers appropriate as a reserve against amounts that may thereafter become due FCM under this Agreement. If the amount held on deposit by FCM at the time of termination is insufficient for the foregoing purpose, the IB will pay FCM the shortfall.

17. This Agreement may be terminated by either party upon thirty (30) days written notice to the other party; however, either party may unilaterally terminate this Agreement without written notice if the other party breaches any provision contained in this Agreement or fails to perform any duty or obligation imposed by the CFTC, NFA, or other designated self-regulatory organization. Should either party elect not to terminate this Agreement, this shall not be deemed a waiver of such right. Upon termination of this Agreement, IB shall promptly make arrangements to transfer its customer accounts to another futures commission merchant and FCM shall cooperate in such transfer. If this Agreement is

terminated and the accounts are transferred to another futures commission merchant, FCM shall be paid FCM's normal and usual fees for such services. IB will not be allowed to transfer any accounts if there is a debit in any account.

18. This Agreement constitutes the only agreement between the IB and FCM and no other Agreement, verbal or written, shall be binding upon the parties to this Agreement.

19. This Agreement may not be amended except in writing and signed by the IB and FCM and designated as an amendment.

20. All notices required to be delivered under this Agreement shall be effective only in writing and delivered personally or by overnight courier, registered or certified mail, postage prepaid, return receipt requested (where appropriate) to:

FROM: VISION L.P.
Attention: Howard Rothman
One Whitehall Street, Suite 1500
New York, New York 10004

IB: Mercer Capital Management
Attention: Joseph F. Fisher
1200 N. Federal Hwy. #315
Boca Raton, FL 33432

21. Upon termination, this Agreement shall cease to have any force or effect except that the obligations, representations, and warranties of FCM and IB under paragraphs 3, 9, 13, 16, 17, 20, and 22 of this Agreement shall survive termination.

22. This Agreement shall be governed by the procedural and the substantive laws of the State of New York. All disputes, claims, actions, or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated (except as mentioned below) only in a court located in New York, New York, in the borough of Manhattan. IB hereby submits to the jurisdiction of any federal or state court located in New York, New York, in the borough of Manhattan, appoints and designates FCM as IB's duly authorized agent for service of legal process and waives any right to transfer or change the venue of any litigation brought against IB by FCM. Furthermore, if FCM believes the claim, action, or proceeding would be better served, in its sole discretion, FCM may elect to have the matter submitted to arbitration pursuant to the rules of the National Futures Association then in effect, and judgment upon the award rendered by the arbitrator(s) may be entered or registered in any court of competent jurisdiction. Such arbitration proceedings shall be held in the City of New York.

23. Subject to the approval of any regulatory body having jurisdiction thereof, this Agreement shall extend to and be binding upon the parties hereto, their heirs, representatives, successors, and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

VISION L.P.
Futures Commission Merchant

By: ______________________________

Howard Rothman, President

Schedule A

ADDENDUM TO VISION'S GUARANTEED INTRODUCING BROKER AGREEMENT

It has been mutually agreed that the following will be in force:

1. The Clearing Rates will be as follows for Mercer Capital Management, Inc. ("Mercer"):

Number of Round Trades	**Mercer's Ticket Charge**
1 to 1,100	$12.50
1,101 +	$9.00

- Exchange fees of $2.25 per side and Clearing fees of $3.55 per side will pass through to the customer.
- Mercer, at its discretion may charge their customer accounts a "Brokerage Fee" on the back end, not to exceed $11.00 per side ($22.00 per round trade)

2. IB shall post a minimum deposit of $1,500.00, as the initial security deposit. If GIB cannot deposit upfront $1,500.00, Vision alternatively will deduct $3.00 per Round Turn to go into the security deposit/error account.

3. IB agrees it WILL NOT charge customer commissions higher than $99.00 per R/T.

4. When requested, Vision agrees to provide advances for a reasonable portion of accrued commissions. Any remaining commissions will be paid promptly after month-end.

By: Mercer Capital Management, Inc.
Introducing Broker

By: [signature]
Joe Fisher

By: Vision Limited Partnership
Futures Commission Merchant

By: [signature]
Michael Doherty, Senior VP

5-24-05
Date